Exhibit 10.1

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED
STOCKHOLDER AGREEMENT

AMENDMENT NO. 1, dated as of June 11, 2009 (this “Amendment”), to the SECOND AMENDED AND RESTATED STOCKHOLDER AGREEMENT, dated as of February 27, 2009 (the “Original Agreement”), among BlackRock, Inc., a Delaware corporation, Merrill Lynch & Co., Inc., a Delaware corporation, and Merrill Lynch Group, Inc., a Delaware corporation .  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement.

WITNESSETH:

WHEREAS, the parties hereto have entered into the Original Agreement; and

WHEREAS, pursuant to and in accordance with Section 6.5 of the Original Agreement, the parties wish to amend the Original Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Original Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1             Effectiveness

This Amendment shall become effective only upon the Initial Closing (as defined in the Stock Purchase Agreement) of that certain Stock Purchase Agreement by and among BARCLAYS PLC (solely for the purposes of Section 6.16, Section 6.18 and Section 6.24), BARCLAYS BANK PLC (“Barclays”) and BlackRock (the “Stock Purchase Agreement”).

Section 1.2             Agreement

Whenever used in the Original Agreement or this Amendment, the term “Agreement” shall hereinafter refer to the Original Agreement, as amended by this Amendment.

Section 1.3             Certain Definitions

The definition of “Equivalent Securities” and “Participating Preferred Stock” in Section 1.1 of the Original Agreement is amended and restated in its entirety to read as follows:

““Equivalent Securities” means at any time shares of any class of Capital Stock or other securities or interests of a Person which are substantially equivalent to the Voting Securities of such Person other than by reason of not having voting rights, including, for the avoidance of doubt, the Series A Participating Preferred Stock, Series B Participating Preferred Stock, Series C Participating Preferred Stock and Series D Participating Preferred Stock.”

““Participating Preferred Stock” means Series A Participating Preferred Stock, Series B Participating Preferred Stock, Series C Participating Preferred Stock, and Series D Participating Preferred Stock.”

Section 1.1 of the Original Agreement is amended to add the following definition:

““Series D Participating Preferred Stock” means the Series D Participating Preferred Stock, par value $.01 per share, of BlackRock and any securities issued in respect thereof, or in substitution therefor, or in substitution therefor in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.”

Section 1.4             Composition of the Board

Section 4.1(a) is amended and restated in its entirety to read as follows:

“(a)                      Following the Closing, BlackRock and Merrill Lynch shall each use its best efforts to cause the election at each meeting of stockholders of BlackRock of such nominees reasonably acceptable to the Board such that there are no more than 19 Directors; there are not less than two and not more than four Directors who are members of BlackRock management (each a “Management Designee”); there are two Directors, each in a different class, who are individuals designated in writing to BlackRock by Merrill Lynch (each, a “Merrill Lynch Designee”); there are no more than two Directors, each in a different class, who are individuals designated in writing to BlackRock by a Person who is a Significant Stockholder and has held such status since prior to the date of the Transaction Agreement (each, a “Significant Stockholder Designee”); there are no more than two Directors, each in a different class, who are individuals designated in writing to BlackRock by Barclays; and the remaining Directors are Independent Directors.

Section 1.5             Bank Holding Company Act.

Article IV is amended and restated by adding the following as Section 4.8:

“Section 4.8     Bank Holding Company Act.

(a)     In the event that, and for so long as, BlackRock is deemed by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to be “controlled” by Bank of America Corporation for purposes of the U.S. Bank Holding Company Act, pursuant to regulations and interpretations of the Federal Reserve, Bank of America Corporation shall have appropriate access and input regarding regulatory compliance and risk management practices at BlackRock as needed to satisfy bank holding company regulatory safety and soundness requirements.

(b)     Provided that Bank of America Corporation’s ownership of voting and nonvoting equity of BlackRock is beneath the threshold for controlling investments as specified under the Federal Reserve's Regulation Y (12 CFR Part 225) and its interpretations thereunder, Merrill Lynch and its Affiliates will cooperate with BlackRock in seeking to prevent BlackRock from  being deemed by the federal reserve to be “controlled” by Bank of America Corporation for purposes of the U.S. Bank Holding Company Act.”

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1             Merrill Lynch Representations and Warranties

Merrill Lynch represents and warrants to BlackRock as follows:

(a)           Organizational and Good Standing of Merrill Lynch.  Merrill Lynch is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as currently conducted.

(b)           Authorization; Binding Obligations of Merrill Lynch.  Merrill Lynch has full corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder.  The execution, delivery and performance by Merrill Lynch of this Amendment have been duly and validly authorized and approved by all necessary corporate action on the part of Merrill Lynch.  This Amendment has been duly and validly executed and delivered by Merrill Lynch and (assuming due authorization, execution and delivery by BlackRock) this Amendment constitutes a valid and binding obligation of Merrill Lynch, enforceable against it in accordance with its terms, except as (a) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 2.2             BlackRock Representations and Warranties

BlackRock hereby represents and warrants to Merrill Lynch as follows:

(a)           Organizational and Good Standing of the BlackRock.  BlackRock is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  BlackRock has the requisite corporate power and authority to carry on its business as currently conducted.

(b)           Authorization; Binding Obligations of BlackRock.  BlackRock has full corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder.  The execution, delivery and performance by BlackRock of this Amendment has been duly and validly authorized and approved by all necessary corporate action of BlackRock.  This Amendment has been duly and validly executed and delivered by BlackRock and (assuming due authorization, execution and delivery by Merrill Lynch) this Amendment constitutes, a valid and binding obligation of BlackRock enforceable against it in accordance with its terms, except as (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

ARTICLE III
MISCELLANEOUS

Section 3.1             Full Force and Effect.  Except as expressly amended by this Amendment, the Original Agreement remains unchanged, and the Original Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects as the agreement between Merrill Lynch and BlackRock and shall remain in full force and effect.

Section 3.2             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

Section 3.3             Counterparts.  This Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 3.4             Savings Clause.  No provision of this Amendment shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on its behalf by an authorized officer as of the date first above written.

BLACKROCK, INC.

By:	/s/ Daniel R. Waltcher
	Name:	Daniel R. Waltcher
	Title:	Managing Director and Deputy General Counsel

MERRILL LYNCH & CO., INC.

By:	/s/ Teresa M. Brenner
	Name:	Teresa M. Brenner
	Title:	Associate General Counsel

MERRILL LYNCH GROUP, INC.

By:	/s/ Teresa M. Brenner
	Name:	Teresa M. Brenner
	Title:	Associate General Counsel